EXECUTION VERSION
EXHIBIT 10.65
FIRST AMENDMENT TO AMENDED AND RESTATED GUARANTY
THIS FIRST AMENDMENT (this “Amendment”) between David Lichtenstein (the “Guarantor”) and Citicorp USA, Inc. (the “Lender”), is made as of October 31, 2008.
W I T N E S S E T H:
WHEREAS, PGRT ESH, Inc. (the “Borrower”) is a party to that certain Amended and Restated Loan Agreement dated as of June 6, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with the Lender, pursuant to which the Lender agreed, among other things, to make a loan to the Borrower, subject to the terms and conditions set forth in the Loan Agreement;
WHEREAS, the Guarantor has guaranteed the liabilities and obligations of the Borrower under the terms and conditions of that certain Amended and Restated Guaranty dated June 6, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty);
WHEREAS, the Loan Parties (as defined in the Loan Agreement) have requested and the Lender has agreed that certain amendments be made to Loan Agreement in accordance with the terms of that certain First Amendment to Loan Agreement dated as of October 31, 2008 among the Loan Parties (as defined in the Loan Agreement) and the Lender (the “First Amendment to Loan Agreement”); and
WHEREAS, it is a condition to the effectiveness of the First Amendment to Loan Agreement that the Guarantor shall have executed and delivered this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to Guaranty. Effective as of the date hereof, the Guarantor and the Lender hereby agree the Guaranty is amended as follows:
(a) Paragraph IV is hereby amended as follows:
(i) The first sentence of Paragraph IV is amended by adding “in addition to the covenants set forth in Schedule 1 hereto,” after “the Undersigned will”.
(ii) Subparagraph (c)(B) is amended by adding “subject to the covenants set forth in Schedule 1,” before “$50,000,000”.

(iii) Subparagraph (o) is amended by deleting “(but after the aggregate outstanding principal amount of the Loan is equal to or less than $60,000,000, if such a sale or refinancing occurs, the Undersigned shall cause the Borrower to prepay the Loan by an amount equal to 50% of the Net Cash Proceeds of such sale or refinancing)”.
(b) Exhibit A hereto is added as Schedule 1 to the Guaranty.
SECTION 2. Miscellaneous. (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Guaranty to “this Guaranty,” “hereunder,” “hereof,” “herein” and words of like import, and such words or words of like import in each reference in the other Loan Documents, shall mean and be a reference to the Guaranty as amended hereby.
(b) This Amendment shall apply only to the matter specifically referred to above and shall not be deemed to constitute a waiver or modification by the parties hereto of any other provision of the Guaranty or any other Loan Document or with respect to any other matter. Except as expressly set forth above, the Guaranty and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c) This Amendment is governed by paragraph XI of the Guaranty and shall be deemed to be a Loan Document. This Amendment may be executed in counterparts, each of which shall constitute an original, but both of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed original counterpart hereof.
(d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of law principles thereof.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or caused this Amendment to be executed by its proper and duly authorized officer as of the date first set forth above.

Guarantor

[s] David Lichtenstein

David Lichtenstein

Lender

CITICORP USA, INC.

By:	[s] Diana Yusun

Diana Yusun Director
Signature Page to the DL Guaranty Amendment

Exhibit A
Schedule 1
1.	At all times prior to, and for the two Business Days[1] following, the date on which the sale of ... [a certain property] ... is consummated ..., and notwithstanding the Guarantor’s obligations under Paragraph IV(c) of the Guaranty, the Guarantor shall cause any of its Affiliates or other affiliated Persons (as applicable, the “Account Owners”) to maintain with Citibank, N.A. or its Affiliates (collectively, the “Deposit Institution”) cash deposits which aggregate at least $30,000,000 (the “Liquidity Deposits”) less any amount of the Liquidity Deposits received by the Lenders that has been applied to the Obligations with the consent of the relevant Account Owner (a “Deposit Application”). Subject to paragraph XII, the Lender agrees that any amount of Liquidity Deposits maintained with a Deposit Institution shall be taken into account in calculating the amount of Unencumbered Liquid Assets maintained by the Guarantors. Notwithstanding anything in the Loan Documents to the contrary, the Liquidity Deposits shall in no way be Collateral for the Loan or other Obligations and will not be subject to any levy, pledge, set-off or similar rights whatsoever of the Lender, the Deposit Institution or any of their Affiliates. The Account Owners shall have the sole and absolute right to, withdraw or transfer such funds from the Liquidity Deposits at any time whatsoever, even if such withdrawal or transfer will result in the amount of the Liquidity Deposits to be less than $30,000,000 (less any Deposit Application) and even if a Default or an Event of Default has occurred or will occur and be continuing after such withdrawal or transfer, in which case the Lender’s sole right for such failure to maintain Liquidity Deposits of at least $30,000,000 (less any Deposit Application) shall be to declare an Event of Default under the Loan Documents and, in addition to all its other rights and remedies, to proceed against the Collateral for the Loan and the other Obligations, which shall not include the Liquidity Deposits, and which Liquidity Deposits shall not in any manner be affected by such Event of Default.
2.	Within two Business Days after the ... [sale of a certain property] ... and at all times thereafter, the Guarantor and Lightstone Holdings LLC (collectively, the “Guarantors”) shall maintain, on a combined basis, but without duplication, Unencumbered Liquid Assets in an amount not less than $65,000,000, of which at least $30,000,000 shall be owned solely by the Guarantors and the affiliates of the Guarantor (the “Guarantors’ Affiliates”; which, for the avoidance of doubt, shall be deemed to include the Borrower) and shall be maintained with the Deposit Institution (the “Required Deposit”) less any amount of the Required Deposit received by the Lender that has been applied to the Obligations, which shall occur only at the request of or with the consent of the relevant Guarantors’ Affiliate (a “Deposit Application”). Notwithstanding anything in the Loan Documents to the contrary, the Lender agrees that the amount of the Required Deposit owned by the

[1]	Capitalized terms used in this Schedule and not otherwise defined herein shall have the meanings assigned to such terms in the Amendment to which this Schedule is attached or in the Loan Agreement referred to therein.

Guarantors’ Affiliates (the “Affiliates’ Deposit”) shall in no way be Collateral for the Loan or the other Obligations and will not be subject to any levy, pledge, set-off or similar rights whatsoever of the Lender, the Deposit Institution or any of their Affiliates. The Guarantors’ Affiliates shall have the sole and absolute right to withdraw or transfer the Affiliates’ Deposit from the Required Deposit at any time whatsoever, even if such withdrawal or transfer will result in the amount of the Required Deposit to be less than $30,000,000 (less any Deposit Application) and even if an Event of Default has occurred or will occur and be continuing after such withdrawal or transfer, in which case the Lender’s sole right for such failure to maintain the Required Deposit of at least $30,000,000 (less any Deposit Application) shall be to declare an Event of Default under the Loan Documents and, in addition to all its other rights and remedies, to proceed against the Collateral for the Loan and the other Obligations, which shall not include the Affiliates’ Deposits, and which Affiliates’ Deposits shall not in any manner be affected by such Event of Default.
3.	If the transaction contemplated ... [above] is not consummated ... [then in certain events a $6.0 million payment will be due on the Loan].
Certain information in this schedule has been omitted. The Company agrees to furnish supplementally any of the omitted information to the Securities and Exchange Commission upon request.